UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2014
FLIR Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oregon	0-21918	93-0708501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(Address of registrant’s principal executive offices, including zip code)

(503) 498-3547
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 6, 2014, the Board of Directors ("Board") of FLIR Systems, Inc. ("FLIR") elected Catherine A. Halligan and Cathy Stauffer to the Board of Directors, effective immediately.
The compensation of Ms. Halligan and Ms. Stauffer will be consistent with that provided to all FLIR non-employee directors which is an annual retainer of $70,000, an attendance fee of $1,500 for each meeting of the Board of Directors attended, and reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, Ms. Halligan and Ms. Stauffer will be eligible for annual equity grants with a value of $150,000. Neither Ms. Halligan nor Ms. Stauffer has yet been appointed to any committees of the Board of Directors. There are no transactions or relationships between FLIR and Ms. Halligan or Ms. Stauffer and therefore nothing that is required to be disclosed pursuant to Item 404 of Regulation S-K.
The news release announcing the election of Ms. Halligan and Ms. Stauffer to the FLIR Board of Directors is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1	Press Release of FLIR Systems, Inc. dated March 6, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2014
FLIR SYSTEMS, INC.

By: /s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer